UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

STURM, RUGER & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

BERETTA HOLDING S.A. MICHAEL CHRISTODOLOU WILLIAM F. DETWILER MARK W. DEYOUNG FREDRICK DISANTO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Beretta Holding S.A. (“Beretta Holding”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

Item 1: On March 5, 2026, Beretta Holding issued the following press release:

Beretta Holding Comments on Ruger’s Disappointing Q4 and FY 2025 Results

Highlights Margin Erosion, Earnings Deterioration and Strategic Missteps Under Current Leadership

Questions Management’s Innovation Narrative Amid Falling Prices and Margin Compression

Contends Further Change is Urgently Needed in the Boardroom to Address Underperformance and Restore Accountability

LUXEMBOURG--(BUSINESS WIRE)--Beretta Holding S.A. (“Beretta Holding” or “we”), a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”), with 9.95% ownership of the Company’s outstanding common stock, today issued the following statement regarding Ruger’s recently reported fourth quarter and year-end 2025 results.

As a reminder, Beretta Holding previously announced it has nominated a slate of four highly qualified, independent director candidates for election to the Company’s Board of Directors (the “Board”) at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Visit www.ReloadRuger.com to learn more about our campaign and sign up to receive important updates.

“The Company’s fourth quarter and full-year 2025 results underscore a clear and growing disconnect between management’s rhetoric and actual performance – a disconnect that cannot be explained away as cyclical or temporary headwinds. Instead, these results appear to reveal a management team and Board that are failing to execute effectively and are doubling down on a failed strategy that is eroding value for shareholders, employees and customers.

Based on Beretta Holding’s centuries of operating experience in the global firearms industry, including significant manufacturing and commercial operations in the United States, we review these results with a practical understanding of what disciplined execution and profitable growth should look like. Through that lens, the trajectory reflected in Ruger’s recent performance is deeply concerning.

Ruger reported what superficially looks like modest top-line growth – 3.6% for the fourth quarter and less than 2% for the full year – yet this figure masks the reality that revenue growth lagged inflation and came at the expense of profitability. Gross profit declined by 18.7% for the fourth quarter and by 29% for the full year, indicating that the Company’s strategy relies on buying sales at the expense of margin expansion and shareholder value. Management and the Board have so little real ‘skin in the game’ that they simply do not bear the brunt of their underperformance in the same manner that Ruger shareholders do.

This margin erosion is particularly troubling given management’s repeated emphasis on new products, which now represent more than 30% of sales and are purportedly central to Ruger’s growth strategy. Innovation should strengthen pricing power and support margin expansion. Instead, average selling prices declined to $364 in 2025 from $377 in 2024, further compressing margins and raising serious questions about the viability of the Company’s product strategy.

Earnings performance compounds these concerns. Adjusted EPS missed consensus, and on a GAAP basis, the Company swung to a loss for the year. Operating income deteriorated by nearly $65 million over the last two years, falling from $52 million in 2023 to an operating loss of $12 million in 2025. Over the same period, general and administrative expenses increased by over 25% from $42.7 million to $54.2 million. The Company’s inefficient and suboptimal capital allocation strategy remains a concern. In our view, Ruger’s decision to pay dividends in a year of negative earnings represents an unsustainable attempt to appease shareholders when that capital would be better deployed to support long-term earnings growth.

This is not the pattern of a company executing with discipline – it is the pattern of a business sacrificing financial health for the illusion of momentum. Further, the Board’s defensive posture toward its largest shareholder and refusal to engage meaningfully on strategy only amplifies concerns about governance. Assertions that recent board refreshment equips Ruger to oversee the ‘Ruger 2030’ strategy ring hollow when the strategy’s key elements are producing deteriorating margins, lost earnings power and negative real growth.

Ruger employees, customers and shareholders deserve better accountability and a strategic reset that prioritizes operational excellence and real value creation. The Company’s financial performance underscores that meaningful change is required to restore profitability and rebuild trust with employees, customers and shareholders. Beretta Holding’s nominees bring the governance experience, capital allocation discipline and industry expertise that we believe is necessary to strengthen oversight in the boardroom and help put Ruger back on a path toward sustainable shareholder value.”

About Beretta Holding S.A.

With roots dating back to 1526, Beretta Holding is a global family-owned industrial group operating through more than 50 subsidiaries and over 20 internationally recognized brands, with a strong manufacturing footprint in Europe and the United States supporting defense, law enforcement, hunting and shooting sports markets.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all shareholders, employees and customers.

Contacts

For Media:
Longacre Square Partners
beretta@longacresquare.com

For Investors:
Saratoga Proxy Consulting LLC
John Ferguson, 212-257-1311
info@saratogaproxy.com

Item 2: Also on March 5, 2026, Beretta Holding posted the following material to www.ReloadRuger.com:

Item 3: Also on March 5, 2026, Beretta Holding sent the following email to subscribers of www.ReloadRuger.com:

**Reload Ruger**

BERETTA HOLDING

# Beretta Holding Issues Statement on Ruger's Disappointing Q4 and FY 2025 Results

Fellow Ruger Stakeholders,

Ruger's fourth quarter and full-year 2025 results reveal a disconnect between management's rhetoric and the Company's actual financial performance. Despite modest sales growth, margins, earnings and pricing power have deteriorated sharply, raising serious questions about the viability of the Company's current strategy.

Drawing on centuries of industry experience, Beretta Holding has issued a statement outlining why meaningful change is urgently needed at Ruger to restore profitability and rebuild trust with employees, customers and investors.

Read Our Statement

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all shareholders, employees and customers.